UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31390	06-1195422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North	Plymouth	Minnesota	55441
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	CBKC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2021, Christopher & Banks Corporation (together with its subsidiaries, the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with ALCC, LLC for the sale of all or substantially all of the Company’s assets used in the conduct of its business, including its retail store business and its e-Commerce business. The Company values the consideration provided under the Agreement at approximately $24.6 million, which includes the assumption of certain liabilities and, to the extent cash on hand is not sufficient to satisfy certain budgeted wind down expenses, a closing cash payment subject to adjustments. ALCC, an affiliate of Hilco Merchant Resources, is the lender under the Company’s term loan facility and the program agent under the Company’s secured vendor program. The Company retains the option, exercisable in connection with a competitive bid auction conducted pursuant to bidding procedures approved by the Bankruptcy Court, to sell these assets to one or more alternate buyers for a minimum all-cash purchase price that must be at least $1.0 million more than the purchase price established under the Agreement, and in those circumstances, to reimburse ALCC up to $350,000 of expenses incurred in connection with the Agreement and related due diligence.

The Agreement is subject to final approval by the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Company intends to request that the Bankruptcy Court schedule a hearing to approve any sale under the Agreement for late February. The above description is subject in its entirety to the terms of the Agreement, which is filed as Exhibit 2.1 to this Current Report.

On January 13, 2021, the Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (“Chapter 11”) in the Bankruptcy Court. The Chapter 11 cases are being jointly administered under the caption In re: Christopher & Banks Corporation, et. al., Case No. 21-10269.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Asset Purchase Agreement dated January 28, 2021, by and among Christopher & Banks Corporation, the Other Sellers Listed in the Agreement and ALCC, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: February 1, 2021	By:	/s/ Keri L. Jones
Keri L. Jones

President and Chief Executive Officer